Exhibit 1.1

Execution version

LIFEPOINT HEALTH, INC.

$500,000,000

5.875% Notes due 2023

Underwriting Agreement

New York, New York
November 19, 2015

Citigroup Global Markets Inc.

As Representative of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

LIFEPOINT HEALTH, INC., a corporation organized under the laws of Delaware (the “Issuer”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule II hereto (the “Securities” or the “Notes”), to be issued under an indenture (the “Base Indenture”) to be dated as of the Closing Date (as defined below), among the Issuer, the Guarantors (as defined below) and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a supplemental indenture (the “First Supplemental Indenture”), dated as of the Closing Date, by and among the Issuer, the Trustee and the Guarantors.  As used herein, the term “Indenture” shall mean the Base Indenture, as supplemented by the First Supplemental Indenture.  To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder (the “Exchange Act”) on or before each date and time when the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective (the “Effective Date”) or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  The Issuer’s obligations under the Securities, including the due and punctual payment of interest on the Securities, will be irrevocably and unconditionally guaranteed (the “Guarantees”) by the guarantors listed in Schedule V hereto (together, the “Guarantors”).  As used herein, the term “Securities” shall include the Guarantees, unless the context otherwise requires.

1.                                      Representations and Warranties.  The Issuer and each Guarantor, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below:

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(a)                                 The Issuer meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Securities Act”) and has prepared and filed with the SEC an automatic shelf registration statement, as defined in Rule 405 under the Securities Act (the file number of which is set forth in Schedule I hereto) on Form S-3, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the SEC pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended (the “Registration Statement”), including a related base prospectus, for registration under the Securities Act of the offering and sale of the Securities (the “Base Prospectus”).  “Execution Time” shall mean 2:45 p.m. on the date of this agreement (the “Underwriting Agreement”).  The Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing.  The Issuer may have filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements to the Base Prospectus relating to the Securities which is used prior to the filing of the Final Prospectus (together with the Base Prospectus, the “Preliminary Prospectus”), each of which has previously been furnished to you.  The Issuer will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time (together with the Base Prospectus, the “Final Prospectus”). As filed, such Final Prospectus supplement shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act.  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.  No notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer.  No order suspending the effectiveness of the Registration Statement has been issued by the SEC and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuer or related to the offering has been initiated or threatened by the SEC;

(b)                                 On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) under the Securities Act and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended and the rules and regulations of the SEC promulgated thereunder (the “Trust Indenture Act”) and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(c)                                  The “Disclosure Package” shall mean (i) the Preliminary Prospectus used most recently prior to the Execution Time, (ii) the issuer free writing prospectuses, as defined in Rule 433 of the Securities Act (the “Issuer Free Writing Prospectuses”), if any, identified in Schedule III hereto, (iii) the final term sheet prepared and filed pursuant to Section 6(c) hereto and (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (“Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The (i) Disclosure Package and (ii) each Issuer Free Writing Prospectus, including any electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(d)                                 (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the Securities Act, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Issuer was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.  The Issuer agrees to pay the fees required by the SEC relating to the Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r);

(e)                                  (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an ineligible issuer, as defined in Rule 405 under the Securities Act (an “Ineligible Issuer”);

(f)                                   Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(g)                                  Each of the Issuer and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate, partnership or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and Final Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so incorporated, organized or formed or qualified, have such power or authority or be qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Issuer and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(h)                                 All the outstanding shares of capital stock or other ownership interests of each subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and Final Prospectus, all outstanding shares of capital stock or other ownership interests of the subsidiaries which are owned directly or indirectly by the Issuer are so owned free and clear of any security interest, claim, lien or encumbrance (other than liens securing the Issuer’s existing credit agreement dated as of July 24, 2012, by and among the Issuer, as borrower, the lenders party thereto and Citibank, N.A., as administrative agent, or permitted thereunder);

(i)                                     The Issuer’s issued and outstanding equity capitalization is as set forth in the Disclosure Package and Final Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Underwriting Agreement, pursuant to the reservations, agreements or employee benefit plans referred to in the Disclosure Package or Final Prospectus or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package and Final Prospectus);

(j)                                    (i) This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer; (ii) the Indenture has been duly authorized by the Issuer and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Issuer on the Closing Date, will constitute a legal, valid, binding instrument enforceable against the Issuer in accordance with its terms (subject to the effects of (1) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect, (2) general principles of equity (whether considered in a proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Limitations”)); and (iii) the Securities have been duly authorized by the Issuer and, when executed and delivered by the Issuer and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms thereof, will have been duly executed and delivered by the Issuer and will constitute legal, valid and binding obligations of the Issuer entitled to the benefits of the Indenture (subject to the Enforceability Limitations);

(k)                                 (i) This Underwriting Agreement has been duly authorized, executed and delivered by each Guarantor; and (ii) the Indenture, including the Guarantees set forth therein, has been duly qualified under the Trust Indenture Act and has been duly authorized by each Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by each Guarantor at the Closing Date, will constitute a legal, valid, binding instrument enforceable against each Guarantor in accordance with its terms (subject to the effects of Enforceability Limitations);

(l)                                     The execution and delivery of the Indenture will not, and none of the execution and delivery of this Underwriting Agreement, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will, conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries pursuant to, (i) the charter, by-laws or other similar constituent documents of the Issuer or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its subsidiaries or any of its or their properties, other than in the case of clauses (ii) and (iii), such violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(m)                             No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold;

(n)                                 The consolidated historical financial statements (including the related notes and schedules) of the Issuer and its consolidated subsidiaries included in or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of each such entity as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and, except as otherwise disclosed in the Disclosure Package and the Final Prospectus or the documents incorporated by reference therein, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Final Prospectus and the Disclosure Package fairly present the information called for in all material respects and have been prepared in all material respects in accordance with the SEC’s rules and guidelines applicable thereto;

(o)                                 No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries or their property is pending or, to the knowledge of the Issuer, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Underwriting Agreement or the Indenture, or the consummation of any of the transactions contemplated hereby or thereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth or contemplated in each of the Disclosure Package and Final Prospectus (exclusive of any amendment or supplement thereto);

(p)                                 Neither the Issuer nor any of its subsidiaries is in violation or default of (i) any provision of its charter, by-laws or other similar constituent documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or such subsidiaries or any of their properties, as applicable, other than in the cases of clauses (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect and, in the case of clause (iii), except for any such violations and defaults set forth or contemplated in each of the Disclosure Package and Final Prospectus;

(q)                                 Ernst & Young LLP, who have certified certain financial statements of the Issuer and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules contained in or incorporated by reference in the Disclosure Package and Final Prospectus, is an independent public accountant with respect to the Issuer within the meaning of the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board;

(r)                                    Each of the Issuer and the Guarantors has filed all U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth or contemplated in each of the Disclosure Package and Final Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which appropriate reserves have been established in accordance with generally accepted accounting principles or as would not reasonably be expected to have a Material Adverse Effect and except as set forth or contemplated in each of the Disclosure Package and Final Prospectus (exclusive of any amendment or supplement thereto);

(s)                                   No labor problem or dispute with the employees of the Issuer or any of its subsidiaries exists or, to its knowledge, is threatened or imminent, except as would not reasonably be expected to have a Material Adverse Effect, and except as set forth or contemplated in each of the Disclosure Package and Final Prospectus (exclusive of any amendment or supplement thereto);

(t)                                    The Issuer and each of its subsidiaries and their respective officers and directors are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the healthcare industry and all such insurance is in full force and effect except for failures to have such insurance in full force and effect or to carry or be entitled to insurance which would not reasonably be expected to have a Material Adverse Effect;

(u)                                 Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Issuer and its subsidiaries has all necessary licenses, permits, franchises, certificates of need, rights to participate in, or the benefit of valid agreements to participate in, Medicare, Medicaid and other material Third-Party Payor Programs and other rights and accreditations necessary for the conduct of its business and for the intended use of its properties and assets to the extent necessary to ensure no material interruption of cash flow.  No less than 75% of the Hospitals are accredited by The Joint Commission, or any similar successor organization thereto.  Each Hospital is licensed as a hospital by such state licensing bodies having jurisdiction over it.  Except as in the aggregate could not reasonably be expected to affect 25% or more of all Hospitals and could not reasonably be expected to result in a Material Adverse Effect, there are no deficiencies in any services provided at any Hospital that would prevent the extension of any accreditation by The Joint Commission as an acute care hospital.  With respect to Hospitals which are not so accredited by The Joint Commission other than Bluegrass Community Hospital, UP Health System — Bell, and Conemaugh Meyersdale Medical Center, the Issuer and its subsidiaries are taking all reasonable steps necessary or advisable to obtain such accreditation promptly and, in any event, within twelve months after the loss or failure to obtain such accreditation.  Each of the Hospitals has the right to participate in Medicare, Medicaid and other material Third-Party Payor Programs except as could not reasonably be expected to have a Material Adverse Effect. Except as in the aggregate could not reasonably be expected to have a Material Adverse Effect:  (a) there are no rate appeals currently pending before any regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or such subsidiaries or any of its properties, as applicable with respect to any Hospital; (b) there are no recoupment claims or contests pending or threatened as a result of any audit by any Third-Party Payor Programs and no open or unsettled cost reports for which the Issuer or any of its subsidiaries is financially responsible or has not been indemnified in respect to any Hospital; and (c) there are no material claims or assertions made in any utilization review that any of the practices or procedures used at any Hospital are improper or inappropriate.  For purposes of this Underwriting Agreement, (a) “Hospital” shall mean any acute care hospital owned or operated by the Issuer or any subsidiary and (b) “Third-Party Payor Programs” shall mean all third-party payor programs in which the Issuer and its subsidiaries currently participate, including, without limitation, Medicare, Medicaid, Blue Cross and/or Blue Shield, managed care plans, other private insurance programs and employee assistance programs;

(v)                                 The accounts receivable of the Issuer and its subsidiaries have been and will continue to be adjusted to reflect the reimbursement policies of third-party payors such as Medicare, Medicaid and Blue Cross/Blue Shield, health maintenance organizations and preferred provider organizations.  The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third-party payors do not materially exceed amounts the Issuer, the Guarantors and their subsidiaries are entitled to receive;

(w)                               Except as could not reasonably be expected to have a Material Adverse Effect, neither the Issuer, the Guarantors nor, to the knowledge of the Issuer and the Guarantors, any officers, directors, employees or other agents of the Issuer or any of its subsidiaries or any of the Hospitals operated by them has engaged in any activities which are prohibited under Federal Medicare and Medicaid statutes, as amended, including, but not limited to, 42 U.S.C. Section 1320a-7 (Program Exclusion), Section 1320a-7a (Civil Monetary Penalties), 1320a-7b (the Anti-kickback Statute), Section 1395nn (the “Stark” law, prohibiting certain self-referrals), or any other federal healthcare law, including, but not limited to, the federal TRICARE statute, 10 U.S.C. Section 1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. Section 3729, Federal Criminal False Claims Act, 18 U.S.C. Section 287, False Statements Relating to Health Care Matters, 18 U.S.C. Section 1035, Health Care Fraud, 18 U.S.C. Section 1347, or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations, including but not limited to the following:

(i)                                     knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties);

(ii)                                  knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties);

(iii)                               failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; and

(iv)                              knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties), or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties).

(x)                                 Except as could not reasonably be expected to have a Material Adverse Effect, the Issuer and its subsidiaries (i) have undertaken all surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and/or that could be materially and adversely affected by the failure of the Issuer and its subsidiaries to be in compliance with HIPAA as amended by the HITECH Act (“HIPAA, as amended”); (ii) have developed a compliance plan for being in compliance in all material respects with HIPAA, as amended; (iii) have implemented those provisions of such HIPAA compliance plan as are reasonably necessary to promote the Issuer’s and its subsidiaries’ compliance in all material respects with HIPAA, as amended; (iv) have conducted, to the extent required by law, all electronic transactions in accordance with HIPAA, as amended; (v) and have obtained, to the extent required by law, a valid National Provider Identifier, as defined under HIPAA, as amended. Neither the Issuer and its subsidiaries, nor to their knowledge any of their employees, is the subject of any civil or criminal penalty, claim, action or proceeding, or any administrative or other regulatory review, survey, or proceeding (other than routine surveys or reviews conducted by any government health plan or other government entity) that could result in any of the foregoing and could reasonably be expected to have a Material Adverse Effect on the Issuer and its subsidiaries in connection with any HIPAA violation by the Issuer and its subsidiaries;

(y)                                 The Issuer maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(z)                                  The Issuer and its subsidiaries (i) are in compliance with all applicable U.S. federal, state and local laws and regulations regarding the protection of human health and safety and the environment, including, without limitation, those relating to the generation, storage, treatment, disposal, release and threatened release of Hazardous Materials (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except, in each case, where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect or as set forth or contemplated in each of the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).  The term “Hazardous Materials” means any substance, material, pollutant, contaminant, chemical, constituent or waste, including without limitation any medical waste, animal carcass, toxin, virus or disease-causing agent, petroleum and petroleum products, subject to regulation under or which could give rise to liability under Environmental Law;

(aa)                          Except as set forth in each of the Disclosure Package and the Final Prospectus or as would not have a Material Adverse Effect, neither the Issuer nor any of its subsidiaries is conducting or financing any investigation, response or other corrective action with respect to any release of Hazardous Materials pursuant to any Environmental Law at any location, nor is any of them subject to or party to any order, judgment, decree, contract or agreement which obligates it to conduct or finance any such action;

(bb)                          Except as would not have a Material Adverse Effect, (i) all “pension plans” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), established or maintained by the Issuer or any subsidiary that are intended to be qualified under Section 401(a) of the Code are so qualified; (ii) neither the Issuer nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (iii) each pension plan and welfare plan established or maintained by the Issuer or any of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (iv) neither the Issuer nor any of its subsidiaries maintains, contributes to or is required to contribute to any pension plan subject to Section 412 of the Code or Title IV of ERISA that has any material liability under Title IV of ERISA;

(cc)                            No presentation of market-related or statistical data contained in or incorporated by reference in the Disclosure Package or Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed in other than good faith;

(dd)                          None of the Issuer or the Guarantors is, and after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Disclosure Package and the Final Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(ee)                            None of the transactions contemplated by this Underwriting Agreement (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;

(ff)                              Neither the Issuer nor any of its subsidiaries, nor, to the knowledge of the Issuer and the Guarantors, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Issuer, the Guarantors or any of their respective subsidiaries, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit;

(gg)                            The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened; and

(hh)                          Neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State (collectively, “Sanctions”), nor is the Issuer or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Issuer will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Crimea, Cuba, Iran, Libya, North Korea, Sudan, Syria or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Any certificate signed by any officer of the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer as to matters covered thereby, to the Underwriters.

2.                                      Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer and the Guarantors, jointly and severally, agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.                                      Delivery and Payment.  Delivery of and payment for the Securities shall be made at 10:00 AM, Eastern Standard Time, on December 4, 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  For purposes herein, “Business Day” shall have the meaning of any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York, New York. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.                                      Agreements.  The Issuer and the Guarantors, jointly and severally, agree with the several Underwriters that:

(a)                                 Prior to the termination of the offering of the Securities, the Issuer and the Guarantors will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) unless the Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) under the Securities Act within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Issuer will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose or pursuant to Section 8A of the Securities Act and (vi) of the receipt by the Issuer of any notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act.  The Issuer and the Guarantors will use their best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable;

(b)                                 The Issuer will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule;

(c)                                  If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b) under the Securities Act, (x) it is necessary to amend or supplement the Disclosure Package to comply with the Securities Act or the Exchange Act or the respective rules thereunder or (y) any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Issuer will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request;

(d)                                 If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Issuer promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request;

(e)                                  As soon as practicable, the Issuer will make generally available to its security holders and to the Representatives an earnings statement or statements of the Issuer and its subsidiaries which will satisfy the provisions of Section 11(a) and Rule 158 under the Securities Act;

(f)                                   The Issuer and the Guarantors will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request;

(g)                                  The Issuer and the Guarantors will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuer or any Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(h)                                 Each of the Issuer and each of the Guarantors agree that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer and each of the Guarantors that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Issuer or any Guarantor with the SEC or retained by the Issuer or any Guarantor under Rule 433 under the Securities Act, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Issuer and each Guarantor agree that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping;

(i)                                     For a period commencing on the date hereof and ending on the 60th day after the date of the Final Prospectus, the Issuer and the Guarantors agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Issuer substantially similar to the Notes or securities convertible into or exchangeable for such debt securities of the Issuer, or sell or grant option, rights or warrants with respect to such debt securities of the Issuer or securities convertible or exchangeable for such debt securities of the Issuer, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such debt securities of the Issuer, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities of the Issuer or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of debt securities of the Issuer substantially similar to the Notes or securities convertible, exercisable or exchangeable into such debt securities of the Issuer, or (iv) publicly announce an offering of any debt securities of the Issuer substantially similar to the Notes or securities convertible or exchangeable into such debt securities, in each case without the prior written consent of Citigroup Global Markets Inc., on behalf of the Underwriters;

(j)                                    The Issuer and the Guarantors will apply the net proceeds from the sale of the Securities to be sold by them hereunder substantially in accordance with the description set forth in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds”;

(k)                                 The Issuer and the Guarantors will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities;

(l)                                     The Issuer agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Issuer representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Issuer’s and the Guarantors’ accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer and the Guarantors; and (x) all other costs and expenses incident to the performance by the Issuer and the Guarantors of their respective obligations hereunder; and

(m)                             The Issuer and the Guarantors will do and perform all things required or necessary to be done and performed under this Underwriting Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Securities.

6.                                      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects (except to the extent such representation and warranty is qualified as to materiality, in which case such representation and warranty shall be accurate in all respects), when made and on and as of the Closing Date, of the representations and warranties on the part of the Issuer and the Guarantors contained herein as of the Execution Time and the Closing Date, to the performance by the Issuer and the Guarantors of their respective obligations hereunder and to the following additional conditions:

(a)                                 The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act; the final term sheet contemplated by Section 5(b) hereof and any other material required to be filed by the Issuer or any Guarantor pursuant to Rule 433(d) under the Securities Act, shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b)                                 The Underwriters shall not have discovered and disclosed to the Issuer on or prior to the Closing Date that the Disclosure Package or the Final Prospectus, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Cahill Gordon & Reindel LLP, counsel to the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading;

(c)                                  All corporate proceedings and other legal matters incident to the authorization, form and validity of this Underwriting Agreement, the Notes and the Guarantees, the Indenture, the Disclosure Package and the Final Prospectus, and all other legal matters relating to this Underwriting Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Issuer and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters;

(d)                                 White & Case LLP shall have furnished to the Underwriters its written opinion, as counsel to the Issuer, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form of Exhibit A hereto;

(e)                                  Waller Lansden Dortch & Davis, LLP shall have furnished to the Underwriters its written opinion, as special regulatory counsel for the Issuer, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form of Exhibit B hereto;

(f)                                   The Underwriters shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Disclosure Package, the Final Prospectus and other related matters as the Underwriters may reasonably require, and the Issuer shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters;

(g)                                  At the time of execution of this Underwriting Agreement, the Underwriters shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the SEC and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings;

(h)                                 With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Underwriting Agreement (the “initial letter”), the Issuer shall have furnished to the Underwriters a “bring-down letter” of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the SEC, (ii) stating, as of the Closing Date

(or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Disclosure Package or the Final Prospectus, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter;

(i)                                     The Issuer shall have furnished or caused to be furnished to the Representatives dated as of the Closing Date a certificate of the Chief Executive Officer and Chief Financial Officer of the Issuer to the effect that:

(i)                                     The representations, warranties and agreements of the Issuer and the Guarantors in Section 1 are true and correct in all material respects (except to the extent such representation and warranty is qualified as to materiality, in which case such representation and warranty shall be accurate in all respects) on and as of the Closing Date, and the Issuer has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)                                  They have examined the Disclosure Package and the Final Prospectus, and, in their opinion, (A) the Disclosure Package, as of the Execution Time, and the Final Prospectus, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Disclosure Package and the Final Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Disclosure Package and the Final Prospectus.

(j)                                    Subsequent to the execution and delivery of this Underwriting Agreement (i) no downgrading shall have occurred in the rating accorded the Issuer’s debt securities by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuer’s debt securities, except that Standard & Poor’s;

(k)                                 The Securities shall be eligible for clearance and settlement through The Depositary Trust Company;

(l)                                     Subsequent to the execution and delivery of this Underwriting Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the NASDAQ, or trading in any securities of the Issuer on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the SEC, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities, or there shall occur any other calamity or crisis, after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Disclosure Package and the Final Prospectus or that, in the judgment of the Representatives, could materially and adversely affect the financial markets or the markets for the Securities and other debt securities; and

(m)                             Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or properties of the Issuer and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cahill Gordon & Reindel LLP, counsel for the Underwriters, at 80 Pine Street, New York, New York 10005, on the Closing Date.

7.                                      Reimbursement of Underwriters’ Expenses.  If (a) the Issuer for any reason fails to tender the Securities for delivery to the Underwriters other than by reason of a default by any of the Underwriters, or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Underwriting Agreement, the Issuer and the Guarantors shall reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Underwriting Agreement and the proposed purchase of the Securities.

8.                                      Indemnification and Contribution.

(a)  The Issuer and each Guarantor agree, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Issuer or the Guarantors may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer, each Guarantor, each of its respective directors, each of its respective officers who signs the Registration Statement, and each person who controls the Issuer or any Guarantor within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Issuer and the Guarantors acknowledge that the statements set forth under the heading “Underwriting”, (1) the list of Underwriters and their respective participation in the sale of the Securities, (2) the sentences related to concessions and reallowances and (3) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties.  Any such separate firm for any Underwriter, its affiliates, directors, officers, employees and agents and any control person shall be designated in writing by Citigroup Global Markets Inc. and any such separate firm for the Issuer, the Guarantors, their respective directors and officers and any control person shall be designated in writing by the Issuer.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer, the Guarantors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Issuer, the Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer, the Guarantors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Issuer and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Issuer, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer and the Guarantors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Issuer, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or a Guarantor within the meaning of either the Securities Act or the Exchange Act, each officer of the Issuer or a Guarantor who shall have signed the Registration Statement and each director of the Issuer or a Guarantor shall have the same rights to contribution as the Issuer or such Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).  The Underwriters’ obligations to contribute pursuant to this clause (d) are several in proportion to their respective purchase obligations hereunder and not joint.

9.                                      Default by an Underwriter.

(a)                                 If, on the Closing Date, any Underwriter defaults in its obligations to purchase the Securities that it has agreed to purchase under this Underwriting Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by the non-defaulting Underwriters or other persons satisfactory to the Issuer on the terms contained in this Underwriting Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Issuer that they have so arranged for the purchase of such Securities, or the Issuer notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Securities, either the non-defaulting Underwriters or the Issuer may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Underwriters may be necessary in the Disclosure Package, the Final Prospectus or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Disclosure Package or the Final Prospectus that effects any such changes.  As used in this Underwriting Agreement, the term “Underwriter” includes, for all purposes of this Underwriting Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the aggregate principal amount of Securities that it agreed to purchase on the Closing Date pursuant to the terms of Section 2.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Underwriting Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Underwriting Agreement pursuant to this Section 9 shall be without liability on the part of the Issuer or the Guarantors, except that the Issuer and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Sections 5(l) and 7 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuer, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

10.                               Termination.  This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Issuer’s common stock shall have been suspended by the SEC or trading in securities generally on the NASDAQ or the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Issuer, the Guarantors or their respective officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Issuer or any Guarantor or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

12.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention:  General Counsel, facsimile number: +1 (646) 291-1469, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: Michael Ohler, Esq. (facsimile number: +1 (212) 378-2549); or, if sent to LifePoint Health, Inc. or any Guarantor, will be mailed, delivered or telefaxed to 330 Seven Springs Way, Brentwood, Tennessee 37027, Attention: Chief Legal Officer and Chief Financial Officer (facsimile number: +1 (615) 695-8414), with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: Michelle B. Rutta (facsimile number: +1 (212) 354-8113).

13.                               Successors.  This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuer, the Guarantors and their respective successors.  This

Underwriting Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Issuer and the Guarantors contained in this Underwriting Agreement shall also be deemed to be for the benefit of the affiliates, directors, officers, agents and employees of the Underwriters and each person or persons, if any, controlling any Underwriter within the meaning of Section 15 of the Securities Act.  Nothing in this Underwriting Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision contained herein.

14.                               Governing Law. This Underwriting Agreement and any claim, controversy or dispute arising out of or related to this Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.                               Waiver of Jury Trial. The Issuer, the Guarantors and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

16.                               No Fiduciary Duty.  The Issuer and the Guarantors acknowledge and agree that in connection with this offering, or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Issuer, any Guarantor and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, experts or otherwise, to the Issuer or the Guarantors, including, without limitation, with respect to the determination of the purchase price of the Securities, and such relationship between the Issuer and the Guarantors, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Issuer and the Guarantors shall be limited to those duties and obligations specifically stated herein; (d) the Underwriters and their affiliates may have interests that differ from those of the Issuer and the Guarantors; and (e) the Issuer and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate.  The Issuer and the Guarantors hereby waive any claims that the Issuer and the Guarantors may have against the Underwriters with respect to any breach of fiduciary duty in connection with the Securities.

17.                               Counterparts.  This Underwriting Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

18.                               Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.

19.                               Miscellaneous.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Execution version

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, the Guarantors and the several Underwriters.

Very truly yours,

LIFEPOINT HEALTH, INC.

By:	/s/ Christy S. Green
Name: Christy S. Green
Title: Vice President and Corporate Secretary

ON BEHALF OF:
ACQUISITION BELL HOSPITAL, LLC
AMERICA MANAGEMENT COMPANIES, LLC
AMG-CROCKETT, LLC
AMG-HILLSIDE, LLC
AMG-LIVINGSTON, LLC
AMG-LOGAN, LLC
AMG-SOUTHERN TENNESSEE, LLC
AMG-TRINITY, LLC
ANDALUSIA PHYSICIAN PRACTICES, LLC
ASHLAND PHYSICIAN SERVICES, LLC
ASHLEY VALLEY MEDICAL CENTER, LLC
ASHLEY VALLEY PHYSICIAN PRACTICE, LLC
ATHENS PHYSICIANS PRACTICE, LLC
ATHENS REGIONAL MEDICAL CENTER, LLC
ATHENS SURGERY CENTER PARTNER, LLC
BELL JV, LLC
BELL PHYSICIAN PRACTICES, INC.
BOLIVAR PHYSICIAN PRACTICES, LLC
BOURBON COMMUNITY HOSPITAL, LLC
BOURBON PHYSICIAN PRACTICE, LLC
BRIM HOSPITALS, INC.
BUFFALO TRACE RADIATION ONCOLOGY ASSOCIATES, LLC
CARE HEALTH COMPANY, INC.
CASTLEVIEW HOSPITAL, LLC
CASTLEVIEW MEDICAL, LLC
CASTLEVIEW PHYSICIAN PRACTICE, LLC
CLARK REGIONAL PHYSICIAN PRACTICES, LLC
CLINCH PROFESSIONAL PHYSICIAN SERVICES, LLC
CLINCH VALLEY PHYSICIANS ASSOCIATES, LLC
CLINCH VALLEY MEDICAL CENTER, INC.
CLINCH VALLEY PULMONOLOGY, LLC
CLINCH VALLEY UROLOGY, LLC
COLORADO PLAINS PHYSICIAN PRACTICES, LLC
COMMUNITY HOSPITAL OF ANDALUSIA, INC.
COMMUNITY MEDICAL, LLC
COMMUNITY-BASED SERVICES, LLC
CROCKETT HOSPITAL, LLC
CROCKETT PHO, LLC
DANVILLE DIAGNOSTIC IMAGING CENTER, LLC
DANVILLE PHYSICIAN PRACTICES, LLC
DANVILLE REGIONAL MEDICAL CENTER SCHOOL OF HEALTH PROFESSIONS, LLC
DANVILLE REGIONAL MEDICAL CENTER, LLC
DLP PARTNER, LLC
DLP PARTNER MARQUETTE, LLC
DLP PARTNER MEDWEST, LLC
DLP PARTNER TWIN COUNTY, LLC
DLP PARTNER WILSON RUTHERFORD, LLC
DODGE CITY HEALTHCARE GROUP, LLC
DODGE CITY HEALTHCARE PARTNER, INC.
FAUQUIER PARTNER, LLC

GEORGETOWN COMMUNITY HOSPITAL, LLC
GEORGETOWN REHABILITATION, LLC
HCK LOGAN MEMORIAL, LLC
HDP ANDALUSIA, LLC
HDP GEORGETOWN, LLC
HILLSIDE HOSPITAL, LLC
HISTORIC LIFEPOINT HOSPITALS, INC.
HRMC, LLC
HSCGP, LLC
HSC MANAGER, LLC
HST PHYSICIAN PRACTICE, LLC
KANSAS HEALTHCARE MANAGEMENT COMPANY, INC.
KANSAS HEALTHCARE MANAGEMENT SERVICES, LLC
KENTUCKY HOSPITAL, LLC
KENTUCKY MEDSERV, LLC
KENTUCKY MSO, LLC
KENTUCKY PHYSICIAN SERVICES, INC.
LAKE CUMBERLAND CARDIOLOGY ASSOCIATES, LLC
LAKE CUMBERLAND PHYSICIAN PRACTICES, LLC
LAKE CUMBERLAND REGIONAL HOSPITAL, LLC
LAKE CUMBERLAND REGIONAL PHYSICIAN HOSPITAL ORGANIZATION, LLC
LAKELAND COMMUNITY HOSPITAL, LLC
LAKELAND PHYSICIAN PRACTICES, LLC
LANDER VALLEY PHYSICIAN PRACTICES, LLC
LAS CRUCES CARDIOLOGY GROUP, LLC
LAS CRUCES ENDOSCOPY PARTNER, LLC
LAS CRUCES PHYSICIAN PRACTICES, LLC
LCMC MRI, LLC
LCMC PET, LLC
LHSC, LLC
LIFEPOINT ACQUISITION CORP.
LIFEPOINT BILLING SERVICES, LLC
LIFEPOINT CSLP, LLC
LIFEPOINT HOLDINGS 2, LLC
LIFEPOINT HOSPITALS HOLDINGS, INC.
LIFEPOINT MEDICAL GROUP - HILLSIDE, INC
LIFEPOINT OF KENTUCKY, LLC
LIFEPOINT OF LAKE CUMBERLAND, LLC
LIFEPOINT PSO, LLC
LIFEPOINT RC, INC.
LIFEPOINT VA HOLDINGS, INC.
LIFEPOINT WV HOLDINGS, INC.
LIVINGSTON REGIONAL HOSPITAL, LLC
LOGAN GENERAL HOSPITAL, LLC
LOGAN HEALTHCARE PARTNER, LLC
LOGAN MEDICAL, LLC
LOGAN MEMORIAL HOSPITAL, LLC
LOGAN PHYSICIAN PRACTICE, LLC
LOS ALAMOS PHYSICIAN PRACTICES, LLC
MARTINSVILLE PHYSICIAN PRACTICES, LLC
MEADOWVIEW PHYSICIAN PRACTICE, LLC

MEADOWVIEW REGIONAL MEDICAL CENTER, LLC
MEADOWVIEW RIGHTS, LLC
MEMORIAL HOSPITAL OF MARTINSVILLE & HENRY COUNTY AMBULATORY SURGERY CENTER, LLC
MEMORIAL PROMPT CARE, LLC
MERCY PHYSICIAN PRACTICES, LLC
MEXIA-PRINCIPAL, INC.
MINDEN PHYSICIAN PRACTICES, LLC
NASON MEDICAID CENTER, LLC
NASON PHYSICIAN PRACTICES, LLC
NORTHEASTERN NEVADA PHYSICIAN PRACTICES, LLC
NORTHWEST MEDICAL CENTER-WINFIELD, LLC
NORTON PARTNER, LLC
NWMC - WINFIELD ANESTHESIA PHYSICIANS, LLC
NWMC - WINFIELD HOSPITALIST PHYSICIANS, LLC
NWMC-WINFIELD PHYSICIAN PRACTICES, LLC
OMNIPOINT SURGICAL ASSOCIATES, LLC
OPELOUSAS IMAGING CENTER PARTNER, LLC
OPELOUSAS PET/CT IMAGING CENTER, LLC
ORTHOPEDICS OF SOUTHWEST VIRGINIA, LLC
PALESTINE-PRINCIPAL G.P., INC.
PHC HOSPITALS, LLC
PHC-AVIATION, INC.
PHC-CLEVELAND, INC.
PHC-ELKO, INC.
PHC-FORT MOHAVE, INC.
PHC-FORT MORGAN, INC.
PHC-KNOX, INC.
PHC-LAKE HAVASU, INC.
PHC-LAKEWOOD, INC.
PHC-LAS CRUCES, INC.
PHC-LOS ALAMOS, INC.
PHC-LOUISIANA, INC.
PHC-MARTINSVILLE, INC.
PHC-MINDEN G.P., INC.
PHC-MORGAN LAKE, INC.
PHC-PALESTINE, INC.
PHC-SELMA, LLC
PHC-TENNESSEE, INC.
PINELAKE PHYSICIAN PRACTICE, LLC
PINELAKE REGIONAL HOSPITAL, LLC
POITRAS PRACTICE, LLC
PORTAGE PARTNER, LLC
PRHC-ALABAMA, LLC
PRHC-ENNIS G.P., INC.
PRINCIPAL HOSPITAL COMPANY OF NEVADA, INC.
PRINCIPAL KNOX, L.L.C.
PRINCIPAL-NEEDLES, INC.
PROVINCE HEALTHCARE COMPANY
R. KENDALL BROWN PRACTICE, LLC
RALEIGH GENERAL HOSPITAL, LLC

RIVER PARISHES HOLDINGS, LLC
RIVER PARISHES HOSPITAL, LLC
RIVER PARISHES PARTNER, LLC
RIVER PARISHES PHYSICIAN PRACTICES, LLC
RIVERTON MEMORIAL HOSPITAL, LLC
RIVERTON ONCOLOGY PRACTICE, LLC
RIVERTON PHYSICIAN PRACTICES, LLC
RIVERVIEW MEDICAL CENTER, LLC
RIVERVIEW PHYSICIAN PRACTICES, LLC
RUSSELLVILLE HOSPITAL, LLC
RUSSELLVILLE PHYSICIAN PRACTICES, LLC
SELECT HEALTHCARE, LLC
SELMA DIAGNOSTIC IMAGING, LLC
SILETCHNIK PRACTICE, LLC
SMITH COUNTY MEMORIAL HOSPITAL, LLC
SOMERSET SURGERY PARTNER, LLC
SOUTHERN TENNESSEE EMS, LLC
SOUTHERN TENNESSEE MEDICAL CENTER, LLC
SOUTHERN TENNESSEE PHO, LLC
SPRING VIEW HOSPITAL, LLC
SPRING VIEW PHYSICIAN PRACTICES, LLC
SPRINGHILL MEDICAL CENTER, LLC
SST COMMUNITY HEALTH, L.L.C.
STARKE PHYSICIAN PRACTICES, LLC
SUMNER PHYSICIAN PRACTICES, LLC
SUMNER REAL ESTATE HOLDINGS, LLC
SUMNER REGIONAL MEDICAL CENTER, LLC
TEXAS SPECIALTY PHYSICIANS
THE MRI CENTER OF NORTHWEST ALABAMA, LLC
THM PHYSICIAN PRACTICE, LLC
TROUSDALE MEDICAL CENTER, LLC
TROUSDALE PHYSICIAN PRACTICES, LLC
TWO RIVERS PHYSICIAN PRACTICES, LLC
VALLEY VIEW PHYSICIAN PRACTICES, LLC
VAUGHAN PHYSICIAN PRACTICES, LLC
VILLE PLATTE MEDICAL CENTER, LLC
WEST VIRGINIA MANAGEMENT SERVICES ORGANIZATION, INC.
WESTERN PLAINS PHYSICIAN PRACTICES, LLC
WESTERN PLAINS REGIONAL HOSPITAL, LLC
WOODFORD HOSPITAL, LLC
WOODS MEMORIAL HOSPITAL, LLC
WYTHE COUNTY COMMUNITY HOSPITAL, LLC
WYTHE COUNTY PHYSICIAN PRACTICES, LLC
ZONE, INCORPORATED

/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:

LIFEPOINT ASSET MANAGEMENT COMPANY, INC.

/s/ Christy S. Green
Name:	Christy S. Green
Title:	Assistant Secretary

On Behalf of:

LIFEPOINT CORPORATE SERVICES GENERAL PARTNERSHIP

LifePoint CSLP, LLC, as limited partner

/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

HSCGP, LLC, as general partner

/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:

MEXIA PRINCIPAL HEALTHCARE LIMITED PARTNERSHIP

Mexia-Principal, Inc., as general partner

/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner

/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:
PALESTINE PRINCIPAL HEALTHCARE LIMITED PARTNERSHIP

Palestine Principal G.P., Inc., as general partner

/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner

/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:
PHC-ASHLAND, L.P.

PHC-Tennessee, Inc., as general partner

/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner

/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

On Behalf of:
PHC-MINDEN, L.P.

PHC-Minden G.P., Inc., as general partner

/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

PHC-Louisiana, Inc., as limited partner

/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President and Treasurer

On Behalf of:
PHC-MORGAN CITY, L.P.

PHC-Lakewood, Inc., as general partner

/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

PHC-Morgan Lake, Inc., as limited partner

/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

On Behalf of:
PHC-OPELOUSAS, L.P.

PHC-Louisiana, Inc., as limited partner

/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

On Behalf of:
PRHC-ENNIS, L.P.

PRHC-Ennis G.P., Inc., as general partner

/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

Principal Hospital Company of Nevada, Inc., as limited partner

/s/ Michael S. Coggin
	Name:	Michael S. Coggin
	Title:	Senior Vice President and Treasurer

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.

By:	/s/ Kirkwood Roland
	Name:	Kirkwood Roland
	Title:	Managing Director

For itself and the other
several Underwriters named in
Schedule II to the foregoing
Agreement.

SCHEDULE I

Underwriting Agreement dated November 19, 2015

Registration Statement No. 333-202368

Representative:  Citigroup Global Markets Inc.

Title, Purchase Price and Description of Securities:

Title: 5.875% Notes due 2023

Principal amount: $500,000,000

Purchase price to Underwriters: 98.750%

Sinking fund provisions: None.

Redemption provisions: As set forth in the Disclosure Package.

Other provisions:  As set forth in the Disclosure Package.

Closing Date, Time and Location:  December 4, 2015 at 10:00 A.M. at Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005.

Type of Offering:  Non-delayed

Date referred to in Section 5(i) after which the Issuer may offer or sell debt securities issued or guaranteed by the Issuer without the consent of the Representative(s):  January 18, 2016

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	$90,000,000
Barclays Capital Inc.	$64,375,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$64,375,000
Goldman, Sachs & Co.	$64,375,000
J.P. Morgan Securities LLC	$64,375,000
UBS Securities LLC	$64,375,000
Fifth Third Securities, Inc.	$24,375,000
Mitsubishi UFJ Securities (USA), Inc.	$24,375,000
SunTrust Robinson Humphrey, Inc.	$24,375,000
Credit Agricole Securities (USA) Inc.	$5,000,000
Regions Securities LLC	$5,000,000
SMBC Nikko Securities America, Inc.	$5,000,000

Total	$500,000,000

SCHEDULE III

[See Schedule IV.]

SCHEDULE IV

[Final Term Sheet — see attached.]

Issuer Free Writing Prospectus Dated November 19, 2015

Filed Pursuant to Rule 433

Registration Statement No. 333-202368

Pricing Term Sheet

LifePoint Health, Inc.

$500,000,000 5.875% Senior Notes due 2023

November 19, 2015

Pricing Supplement

Pricing Supplement dated November 19, 2015 to the Preliminary Prospectus Supplement dated November 19, 2015, of LifePoint Health, Inc.  This Pricing Supplement is qualified in its entirety by reference to the Preliminary Prospectus Supplement.  The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Prospectus Supplement.

Change in Size of Offering

The total offering size has been increased from $300 million to $500 million, which represents an increase of $200 million from the amount reflected in the Preliminary Prospectus Supplement.  See “Changes to the Preliminary Prospectus Supplement” below.

Issuer	LifePoint Health, Inc.

Guarantors	Guaranteed on an unsecured senior basis by certain of the Issuer’s existing and future domestic subsidiaries

Title of Securities	5.875% Senior Notes due 2023 (the “Notes”)

Form of Offering	SEC Registered

Aggregate Principal Amount	$500,000,000

Gross Proceeds Before Expenses	$500,000,000

Underwriting Discount	$6,250,000

Net Proceeds Before Expenses	$493,750,000

Maturity Date	December 1, 2023

Public Offering Price	100.000% plus accrued interest from and including December 4, 2015

Coupon	5.875%

Yield to Worst	5.875%

Spread to Benchmark Treasury	385 basis points

Benchmark Treasury	1.875% due October 31, 2022

Interest Payment Dates	June 1 and December 1 of each year, beginning on June 1, 2016

Record Dates	May 15 and November 15 of each year

Trade Date	November 19, 2015

Settlement Date	December 4, 2015 (T+10)

It is expected that delivery of the Notes will be made against payment therefor on or about December 4, 2015, which will be the tenth business day following the date of pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally settle in three business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery hereunder will be required, by virtue of the fact that the Notes will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of Notes who wish to trade the Notes prior to their delivery hereunder should consult their own advisors.

Make-Whole Redemption	Make-whole redemption at Treasury Rate + 50 basis points prior to December 1, 2018

Optional Redemption

On or after December 1, 2018, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Notes redeemed during the twelve-month period indicated beginning on December 1 of the years indicated below:

	Year	Price

	2018	104.406%

	2019	102.938%

	2020	101.469%

	2021 and thereafter	100.000%

Equity Clawback	Up to 35% at 105.875% prior to December 1, 2018

Change of Control	101% plus accrued and unpaid interest, if any

Use of Proceeds

The Issuer intends to use the net proceeds from this offering for general corporate purposes, including, but not limited to, the financing of possible acquisitions and repurchases of the Issuer’s outstanding common stock from time to time.

Joint Book-Running Managers	Citigroup Global Markets Inc.
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
UBS Securities LLC

Co-Managers	Fifth Third Securities, Inc.
Mitsubishi UFJ Securities (USA), Inc.
SunTrust Robinson Humphrey, Inc.
Credit Agricole Securities (USA) Inc.
Regions Securities LLC
SMBC Nikko Securities America, Inc.

CUSIP Number	53219LAN9

ISIN	US53219LAN91

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

Changes to the Preliminary Prospectus Supplement

Offering Size:

Disclosures set forth throughout the preliminary prospectus supplement are updated to reflect the increase in the size of the offering from an aggregate principal amount of Notes of $300,000,000 to $500,000,000.  All figures presented as giving effect to the offering, including net proceeds from the offering and as adjusted cash and cash equivalents, total debt and total capitalization, excluding unamortized discount and premium, are increased accordingly to give effect to the increase in the offering size.

Other information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the Offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and accompanying prospectus may be obtained by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, emailing prospectus@citi.com or calling toll free 1-800-831-9146.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE V

Guarantors

Acquisition Bell Hospital, LLC
America Management Companies, LLC
AMG-Crockett, LLC
AMG-Hillside, LLC
AMG-Livingston, LLC
AMG-Logan, LLC
AMG-Southern Tennessee, LLC
AMG-Trinity, LLC
Andalusia Physician Practices, LLC
Ashland Physician Services, LLC
Ashley Valley Medical Center, LLC
Ashley Valley Physician Practice, LLC
Athens Physicians Practice, LLC
Athens Regional Medical Center, LLC
Athens Surgery Center Partner, LLC
Bell JV, LLC
Bell Physician Practices, Inc.
Bolivar Physician Practices, LLC
Bourbon Community Hospital, LLC
Bourbon Physician Practice, LLC
Brim Hospitals, Inc.
Buffalo Trace Radiation Oncology Associates, LLC
Care Health Company, Inc.
Castleview Hospital, LLC
Castleview Medical, LLC
Castleview Physician Practice, LLC
Clark Regional Physician Practices, LLC
Clinch Professional Physician Services, LLC
Clinch Valley Physicians Associates, LLC
Clinch Valley Medical Center, Inc.
Clinch Valley Pulmonology, LLC
Clinch Valley Urology, LLC
Colorado Plains Physician Practices, LLC
Community Hospital of Andalusia, Inc.
Community Medical, LLC
Community-Based Services, LLC
Crockett Hospital, LLC
Crockett PHO, LLC
Danville Diagnostic Imaging Center, LLC
Danville Physician Practices, LLC
Danville Regional Medical Center School of Health Professions, LLC
Danville Regional Medical Center, LLC
DLP Partner, LLC
DLP Partner Marquette, LLC
DLP Partner MedWest, LLC
DLP Partner Twin County, LLC

DLP Partner Wilson Rutherford, LLC
Dodge City Healthcare Group, LLC
Dodge City Healthcare Partner, Inc.
Fauquier Partner, LLC
Georgetown Community Hospital, LLC
Georgetown Rehabilitation, LLC
HCK Logan Memorial, LLC
HDP Andalusia, LLC
HDP Georgetown, LLC
Hillside Hospital, LLC
Historic LifePoint Hospitals, Inc.
HRMC, LLC
HSCGP, LLC
HSC Manager, LLC
HST Physician Practice, LLC
Kansas Healthcare Management Company, Inc.
Kansas Healthcare Management Services, LLC
Kentucky Hospital, LLC
Kentucky Medserv, LLC
Kentucky MSO, LLC
Kentucky Physician Services, Inc.
Lake Cumberland Cardiology Associates, LLC
Lake Cumberland Physician Practices, LLC
Lake Cumberland Regional Hospital, LLC
Lake Cumberland Regional Physician Hospital Organization, LLC
Lakeland Community Hospital, LLC
Lakeland Physician Practices, LLC
Lander Valley Physician Practices, LLC
Las Cruces Cardiology Group, LLC
Las Cruces Endoscopy Partner, LLC
Las Cruces Physician Practices, LLC
LCMC MRI, LLC
LCMC PET, LLC
LHSC, LLC
LifePoint Acquisition Corp.
LifePoint Asset Management Company, Inc.
LifePoint Billing Services, LLC
LifePoint Corporate Services General Partnership
LifePoint CSLP, LLC
LifePoint Holdings 2, LLC
LifePoint Hospitals Holdings, Inc.
LifePoint Medical Group - Hillside, Inc
LifePoint of Kentucky, LLC
LifePoint of Lake Cumberland, LLC
LifePoint PSO, LLC
LifePoint RC, Inc.
LifePoint VA Holdings, Inc.
LifePoint WV Holdings, Inc.
Livingston Regional Hospital, LLC
Logan General Hospital, LLC
Logan Healthcare Partner, LLC

Logan Medical, LLC
Logan Memorial Hospital, LLC
Logan Physician Practice, LLC
Los Alamos Physician Practices, LLC
Martinsville Physician Practices, LLC
Meadowview Physician Practice, LLC
Meadowview Regional Medical Center, LLC
Meadowview Rights, LLC
Memorial Hospital of Martinsville & Henry County Ambulatory Surgery Center, LLC
Memorial Prompt Care, LLC
Mercy Physician Practices, LLC
Mexia Principal Healthcare Limited Partnership
Mexia-Principal, Inc.
Minden Physician Practices, LLC
Nason Medical Center, LLC
Nason Physician Practices, LLC
Northeastern Nevada Physician Practices, LLC
Northwest Medical Center-Winfield, LLC
Norton Partner, LLC
NWMC - Winfield Anesthesia Physicians, LLC
NWMC - Winfield Hospitalist Physicians, LLC
NWMC-Winfield Physician Practices, LLC
OmniPoint Surgical Associates, LLC
Opelousas Imaging Center Partner, LLC
Opelousas PET/CT Imaging Center, LLC
Orthopedics of Southwest Virginia, LLC
Palestine Principal Healthcare Limited Partnership
Palestine-Principal G.P., Inc.
PHC Hospitals, LLC
PHC-Ashland, L.P.
PHC-Aviation, Inc.
PHC-Cleveland, Inc.
PHC-Elko, Inc.
PHC-Fort Mohave, Inc.
PHC-Fort Morgan, Inc.
PHC-Knox, Inc.
PHC-Lake Havasu, Inc.
PHC-Lakewood, Inc.
PHC-Las Cruces, Inc.
PHC-Los Alamos, Inc.
PHC-Louisiana, Inc.
PHC-Martinsville, Inc.
PHC-Minden G.P., Inc.
PHC-Minden, L. P.
PHC-Morgan City, L.P.
PHC-Morgan Lake, Inc.
PHC-Opelousas, L.P.
PHC-Palestine, Inc.
PHC-Selma, LLC
PHC-Tennessee, Inc.
Piedmont Partner, LLC

PineLake Physician Practice, LLC
PineLake Regional Hospital, LLC
Poitras Practice, LLC
Portage Partner, LLC
PRHC-Alabama, LLC
PRHC-Ennis G.P., Inc.
PRHC-Ennis, L.P.
Principal Hospital Company of Nevada, Inc.
Principal Knox, L.L.C.
Principal-Needles, Inc.
Province Healthcare Company
R. Kendall Brown Practice, LLC
Raleigh General Hospital, LLC
River Parishes Holdings, LLC
River Parishes Hospital, LLC
River Parishes Partner, LLC
River Parishes Physician Practices, LLC
Riverton Memorial Hospital, LLC
Riverton Oncology Practice, LLC
Riverton Physician Practices, LLC
Riverview Medical Center, LLC
Riverview Physician Practices, LLC
Russellville Hospital, LLC
Russellville Physician Practices, LLC
Select Healthcare, LLC
Selma Diagnostic Imaging, LLC
Siletchnik Practice, LLC
Smith County Memorial Hospital, LLC
Somerset Surgery Partner, LLC
Southern Tennessee EMS, LLC
Southern Tennessee Medical Center, LLC
Southern Tennessee PHO, LLC
Spring View Hospital, LLC
Spring View Physician Practices, LLC
Springhill Medical Center, LLC
SST Community Health, L.L.C.
Starke Physician Practices, LLC
Sumner Physician Practices, LLC
Sumner Real Estate Holdings, LLC
Sumner Regional Medical Center, LLC
Texas Specialty Physicians
The MRI Center of Northwest Alabama, LLC
THM Physician Practice, LLC
Trousdale Medical Center, LLC
Two Rivers Physician Practices, LLC
Valley View Physician Practices, LLC
Vaughan Physician Practices, LLC
Ville Platte Medical Center, LLC
West Virginia Management Services Organization, Inc.
Western Plains Physician Practices, LLC
Western Plains Regional Hospital, LLC

Woodford Hospital, LLC
Woods Memorial Hospital, LLC
Wythe County Community Hospital, LLC
Wythe County Physician Practices, LLC
Zone, Incorporated